UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Thrivent Mutual Funds
(Name of Registrant as Specified in Charter)

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IMPORTANT SHAREHOLDER INFORMATION

Within this package, you will find the following:

•	Proxy statement of Thrivent Real Estate Securities Fund (the “Fund”), a series of Thrivent Mutual Funds (the “Trust”);

•	Important Notice Regarding Change in Investment Policy;

•	Proxy card; and

•	Business reply envelope

The Board of Trustees of the Trust has unanimously approved the proposed changes in the Fund’s status as a diversified fund and industry concentration policy and recommends that you vote in favor of each proposal. The following questions and answers provide a brief overview of the proposals. The Board of Trustees encourages you to read the full text of the enclosed proxy statement carefully.

If shareholders approve the proposals set forth in the proxy statement, the name of the Fund will be changed from the “Thrivent Real Estate Securities Fund” to the “Thrivent Global Assets Fund” and the Fund will implement a new investment strategy focused on equity securities of companies in a variety of natural resource-related sectors. If the proposals are approved and you want to invest in a fund with a real estate focus, please see your financial representative.

What am I being asked to vote on at the upcoming special meeting of shareholders to be held on September 9, 2011?

Shareholders of the Fund are being asked to consider and approve changing (1) the Fund’s classification and related fundamental investment restriction to make the Fund a non-diversified investment company (Proposal 1); and (2) the Fund’s industry concentration policy and related fundamental investment restriction to allow the Fund to concentrate its assets in issuers in the natural resources group of industries (Proposal 2). Proposal 1 and Proposal 2 are referred to as the “Proxy Changes.” These two changes, which require shareholder approval, are part of a larger set of changes planned for the Fund, which are discussed below.

If shareholders approve the Proxy Changes, what other changes will take place in the Fund?

The Proxy Changes that you are voting on are part of a larger group of changes to the Fund. The Fund’s investment adviser, Thrivent Asset Management, LLC (“Thrivent Asset Mgt.”), anticipates changing, among others, the Fund’s investment objective, principal investment strategies, principal risk factors, portfolio managers and dividend policy (collectively, the “Other Changes”). Although shareholders are not asked to vote on these Other Changes, they are described in the proxy statement so that you can place the Proxy Changes upon which you are voting in context.

If shareholders approve the Proxy Changes, the name of the Fund will be changed to “Thrivent Global Assets Fund,” and the Other Changes will occur. As described in greater detail in this proxy statement, in seeking to achieve its new investment objective, the Fund will invest primarily in equity securities of companies in a variety of natural resource-related sectors, including energy, chemicals, oil, gas, paper, mining, steel or agriculture. Currently, the Fund invests at least 80% of its net assets in income-producing stocks and other equity securities (which may include convertible securities) of companies that are primarily engaged in the U.S. real estate industry. If the proposals are approved by shareholders, the Fund no longer will have a policy of investing at least 80% of its net assets in these types of securities, although it may continue to make such investments.

If shareholders do not approve the Proxy Changes, will the Other Changes to the Fund be implemented?

No.

What would be the effect of changing the Fund’s diversification status from a diversified fund to a non-diversified fund?

This change will permit the Fund to buy fairly significant positions in individual companies. This means that the Fund could end up with larger positions in fewer company names. Becoming a “non-diversified” company entails certain risks. For example, the Fund could be more susceptible to the adverse effects of single corporate, economic, political or regulatory occurrences due to higher concentrations of the Fund’s assets in a single issuer. The result is that the Fund may be subject to a greater risk of loss than a diversified fund or a fund that has diversified its investments more broadly. Taking larger positions is also likely to increase the volatility of the Fund’s net asset value, reflecting fluctuations in the value of large Fund holdings.

The Fund intends to continue to diversify its investments to the extent necessary to qualify, and maintain its status, as a regulated investment company under U.S. federal income tax laws. This will require, with respect to 50% of the fair market value of the Fund’s portfolio, that the Fund limit to 5% the portion of its assets invested in the securities of a single issuer (other than cash, cash items, U.S. Government securities, and securities of other registered investment companies).

What would be the effect of changing the Fund’s industry concentration policy so that the Fund is able to concentrate its assets in issuers in the natural resources group of industries?

This change would allow the Fund to invest at least 25% of its total assets in issuers in the natural resources group of industries. This means that the value of the Fund’s assets would be more vulnerable to price movements of natural resources and factors that particularly affect the oil, gas, mining, energy, chemicals, paper, steel or agricultural sectors than a fund with exposure to a broader number of industries.

Why is Thrivent Asset Mgt. recommending, with the Board of Trustees’ approval, that I vote in favor of these Proxy Changes?

The recommendations are designed to remove restrictions that could hamper the ability of the Fund to adapt to changing market conditions, particularly with respect to issuers in the natural resources group of industries. Thrivent Asset Mgt. believes that changing the Fund’s diversification status and industry concentration policy will provide valuable flexibility and opportunities and ultimately enhance the Fund’s ability to improve total return for shareholders in light of the changing investment objective and principal investment strategies. The proxy statement describes in greater detail Thrivent Asset Mgt.’s reasons for the Proxy Changes.

Why does Thrivent Asset Mgt. want to make the Other Changes?

Thrivent Asset Mgt. believes that there is broader investor interest in a fund that invests broadly in natural resource-related companies rather than one focused on real estate. Further, the Fund has experienced little to negative growth in recent years, and Thrivent Asset Mgt. believes that a natural resources-focused product would attract more assets and, thereby, economies of scale for current and future Fund shareholders.

Who will bear the costs associated with the special meeting?

Thrivent Asset Mgt. will pay all costs of solicitation, including the cost of preparing and mailing the notice of the special meeting and this proxy statement.

Will there be any changes in the fees and expenses borne by the Fund and its shareholders, or in shareholders’ rights?

No changes in the fees and expenses borne by the Fund or by its shareholders will result from the proposed changes, including the Proxy Changes. Specifically, the Fund’s investment advisory fee and other service provider fees, fee waivers (if any), 12b-1 and shareholder service fees, and front-end and deferred sales charges all will remain unchanged. In addition, shareholders’ rights as shareholders of the Fund will not change, including their right to exchange shares of the Fund for shares of other funds of the Trust as described in the Fund’s current prospectuses.

If shareholders approve the Proxy Changes, when will the Proxy Changes and Other Changes to the Fund take effect?

It is anticipated that these changes would take effect on or about October 10, 2011 if shareholders approve the Proxy Changes.

Will my vote make a difference?

Yes! Your vote is needed to ensure that the proposals can be acted upon at the special meeting. Your immediate response will help save the costs of any further solicitation. We encourage you to participate in the governance of your funds.

When should I vote?

Shareholders are invited to attend the Special Meeting and to vote in person. You may also vote by executing a proxy using one of three methods:

•

By Internet: Instructions for casting your vote via the Internet can be found in the enclosed proxy voting materials. The required control number is printed on your enclosed proxy card. If this feature is used, there is no need to mail the proxy card.

•

By Telephone: Instructions for casting your vote via telephone can be found in the enclosed proxy voting materials. The toll-free number and required control number are printed on your enclosed proxy card. If this feature is used, there is no need to mail the proxy card.

•

By Mail: If you vote by mail, please indicate your voting instructions on the enclosed proxy card, date and sign the card, and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the

United States.

Shareholders who execute proxies by Internet, telephone or mail may revoke them at any time prior to the special meeting by filling a written notice of revocation, be executing another proxy bearing a later date or by attending the special meeting, requesting return of any previously delivered voting instructions and voting in person. Attendance and voting at the special meeting will not by itself constitute a revocation of voting instructions.

Please read the full text of the enclosed proxy statement for further information. If you have questions, please call Computershare, the company retained by Thrivent Asset Mgt. to coordinate proxy solicitation and voting, at 1-800-337-3503.

THRIVENT REAL ESTATE SECURITIES FUND

a series of

THRIVENT MUTUAL FUNDS

625 Fourth Avenue South

Minneapolis, Minnesota 55415

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On September 9, 2011

NOTICE IS HEREBY GIVEN THAT a Special Meeting of Shareholders of Thrivent Real Estate Securities Fund (the “Fund”) will be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota on September 9, 2011 at 9:30 a.m. Central Time for the following purposes:

(1) For shareholders of the Fund to approve changing the Fund’s classification as a diversified investment company and related fundamental investment restriction to make the Fund a non-diversified investment company (Proposal 1);

(2) For shareholders of the Fund to approve changing the Fund’s industry concentration policy and related fundamental investment restriction to allow the Fund to concentrate its assets in issuers in the natural resources group of industries (Proposal 2); and

(3) To consider and act upon any matter incidental to the foregoing and to transact such other business as may properly come before the special meeting and all adjournments thereof.

The Board of Trustees of Thrivent Mutual Funds unanimously recommends approval of the proposals to change the Fund’s diversification status and industry concentration policy.

The Board of Trustees has fixed the close of business on July 11, 2011, as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and all adjournments.

By Order of the Board of Trustees

Russell W. Swansen
President

Minneapolis, MN

July     , 2011

YOUR VOTE IS IMPORTANT

You can help Thrivent Asset Management, LLC, the Fund’s investment adviser, avoid the necessity and expense of sending follow-up letters by promptly returning the enclosed proxy card. Regardless of whether you plan to be present in person at the special meeting, please mark, date, sign and return the enclosed proxy card. The enclosed envelope requires no postage if mailed in the United States. You also may vote by telephone or the internet by following the instructions on the enclosed proxy card.

PROXY STATEMENT

Dated July     , 2011

THRIVENT REAL ESTATE SECURITIES FUND

a series of

THRIVENT MUTUAL FUNDS

625 Fourth Avenue South

Minneapolis, Minnesota 55415

(800) 847-4836

INTRODUCTION

This proxy statement is being furnished to shareholders of Thrivent Real Estate Securities Fund (the “Fund”), a separate series of Thrivent Mutual Funds (the “Trust”), in connection with the solicitation of proxies by the Trust’s Board of Trustees for use at the Special Meeting of Shareholders of the Fund to be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota 55415 on September 9, 2011 at 9:30 a.m. Central Time, and any adjournments thereof. This proxy statement and the accompanying proxy card are being first mailed to shareholders on or about July     , 2011.

If shareholders approve the proposals set forth in this proxy statement, the name of the Fund will be changed from the “Thrivent Real Estate Securities Fund” to the “Thrivent Global Assets Fund” and the Fund will implement a new investment strategy focused on equity securities of companies in a variety of natural resource-related sectors. If the proposals are approved and you want to invest in a fund with a real estate focus, please see your financial representative.

The purpose of the special meeting is for shareholders to consider and act upon two proposed Fund changes. First, the Fund’s investment adviser, Thrivent Asset Management, LLC (“Thrivent Asset Mgt.”), proposes that the Fund change from a diversified fund to a non-diversified fund. Second, Thrivent Asset Mgt. proposes that the Fund’s industry concentration policy change so that the Fund is able to invest 25% or more of its total assets in issuers in the natural resources group of industries.

These proposals upon which shareholders are being asked to vote are part of a larger group of changes to the Fund. Thrivent Asset Mgt. anticipates changing, among others, the investment objective, principal investment strategies, principal risk factors, portfolio managers and dividend policy (collectively, the “Other Changes”). Although shareholders are not asked to vote on these Other Changes, they are described in this proxy statement so that shareholders can place the proposals upon which they are voting in context. The Other Changes will not be implemented unless shareholders approve the proposals.

As stated previously, if shareholders approve the proposals, the name of the Fund will be changed to “Thrivent Global Assets Fund,” and the Other Changes will occur. As described in greater detail in this proxy statement, in seeking to achieve its new investment objective, the Fund will invest primarily in equity securities of companies in a variety of natural resource-related sectors, including energy, chemicals, oil, gas, paper, mining, steel or agriculture. Currently, the Fund invests at least 80% of its net assets in income-producing stocks and other equity securities (which may include convertible securities) of companies that are primarily engaged in the U.S. real estate industry. If the proposals are approved by shareholders, the Fund no longer will have a policy of investing at least 80% of its net assets in these types of securities, although it may continue to make such investments.

In order for the special meeting to go forward, there must be a quorum. This means that at least one-third of the Fund’s shares outstanding and entitled to vote must be represented at the special meeting in person or by proxy. All returned proxies will count toward a quorum, regardless of how they are voted. Thus, an abstention will be counted as shares present at the special meeting in determining whether a quorum is present, and also will be counted in determining how many votes were cast at the special meeting. Abstentions have the same effect as votes cast against the proposal. Broker non-votes will be counted as shares present at the special meeting in determining whether a quorum is present, but they will not be counted in determining how many votes were cast at the special meeting. (Broker non-votes are shares for which the underlying owner has not voted, and the broker holding the shares on behalf of the underlying owner does not have discretionary authority to vote on the particular matter).

In the event that sufficient votes to approve a proposal are not received at the special meeting, proxies (including abstentions and broker non-votes) will be voted in favor of one or more adjournments of the special meeting to permit further solicitation of proxies on such proposal, provided that the Board of Trustees determines that such an adjournment and additional solicitation is reasonable and in the interest of shareholders based on a consideration of all relevant factors.

You can revoke your proxy at any time up until voting results are announced at the special meeting. You can do this by giving written notice of revocation to an officer of the Trust, returning to an officer of the Trust a properly executed, later dated proxy card, voting later by telephone or internet, or attending the special meeting, requesting return of any previously delivered proxy card(s) and voting in person. If you return an executed proxy card without instructions for a particular proposal, your shares will be voted “FOR” that proposal.

Thrivent Asset Mgt. will pay all costs of solicitation, including the cost of preparing and mailing the notice of special meeting of shareholders and this proxy statement. Representatives of Thrivent Asset Mgt. may solicit proxies by means of mail, telephone, personal calls or electronic means (such as e-mail), all without cost to the Fund. Thrivent Asset Mgt. has engaged Computershare to help solicit shareholder votes. Thrivent Asset Mgt. will pay Computershare’s fees and expenses, which are anticipated to range between approximately $5,000 and $10,000.

Only Fund shareholders of record on July 11, 2011, may vote at the special meeting or any adjournment of the special meeting. On that date, the Fund had                      shares issued and outstanding. Each shareholder is entitled to one vote for each share owned on the record date. The proposals to be presented at the special meeting will not entitle any shareholder to cumulative voting or appraisal rights.

As of                     , more than             % of outstanding Fund shares are held by certain asset allocation funds managed by Thrivent Asset Mgt. Consistent with the proxy voting procedures of those funds, Thrivent Asset Mgt. will vote the proxies for the shares held by the asset allocation funds in the same proportion of the votes received by the Fund from other shareholders.

The Board of Trustees does not know of any matters to be considered at the special meeting other than those described in this proxy statement. If any other matters are properly brought before the special meeting, the proxies identified on the voting instruction form intend to vote Fund shares on such matters in accordance with their best judgment.

The financial statements of the Fund for the fiscal year ended December 31, 2010 are included in the Fund’s annual report, which have been previously sent to shareholders. The Trust will provide you, upon request, with a copy of an annual or semiannual report without charge. You may obtain a copy of these reports by writing to Thrivent Mutual Funds, 625 Fourth Avenue South, Minneapolis, Minnesota 55415 or by calling toll-free (800) 847-4836. These reports are also available on the website (www.thrivent.com) of Thrivent Financial for Lutherans.

Please be sure to read the entire proxy statement before casting your vote. If you need help voting your proxy, you may call Computershare at 1-800-337-3503.

DESCRIPTION OF THE OTHER CHANGES

As discussed above, Thrivent Asset Mgt. anticipates changing, among others, the Fund’s investment objective, principal investment strategies, principal risk factors, portfolio managers and dividend policy. Thrivent Asset Mgt. is not seeking shareholder approval for these changes but is providing a description below in this proxy statement so that shareholders can place the proposals upon which they are voting in context. If the shareholders do not approve the proposals, the Other Changes will not occur.

The immediate table below highlights the differences between the current mutual fund, the Thrivent Real Estate Securities Fund, and the anticipated mutual fund, the Thrivent Global Assets Fund.

Current Fund	Anticipated Fund
Thrivent Real Estate Securities Fund	Thrivent Global Assets Fund

Investment Objective	Investment Objective

Seeks to achieve long-term growth of capital and high current income	Seeks long-term capital growth

Principal Investment Strategies	Principal Investment Strategies

Under normal circumstances, the Fund invests at least 80% of its net assets in income producing common stocks and other equity securities (which may include convertible securities) of companies that are primarily engaged in the U.S. real estate industry. This includes companies such as real estate investment trusts (REITs) and other real estate related investments. A real estate company generally derives at least 50% of its revenue from real estate ownership, leasing, management, development, financing or sale of residential, commercial or industrial real estate—or has at least 50% of its assets in real estate. Should the Adviser determine that the Fund would benefit from reducing the percentage of assets invested in companies that are primarily engaged in the real estate industry from 80% to a lesser amount, you will be notified at least 60 days prior to such a change.

The Fund invests primarily in equity securities of companies in a variety of natural resource-related sectors, including energy, chemicals, oil, gas, paper, mining, steel or agriculture. The Fund focuses its investments on companies that provide exposure to commodities where existing, and projected, capacity is forecasted to approach levels that represent full utilization of that capacity based upon supply and demand forecasts for the commodity. Under certain circumstances, however, the Fund may concentrate its investments in one or more of these sectors or in one or more issuers in the natural resources-related industries. In addition, the Fund intends to invest in real estate investment trusts (REITs).

The Fund typically invests in both U.S. and non-U.S. companies, including companies located in emerging markets, and in securities denominated in both U.S. dollars and foreign

The Fund may invest up to 20% in equity and fixed income securities of companies which are not principally engaged in the real estate industry or which are not income producing equity securities of companies principally engaged in the U.S. real estate industry. The Fund may sell securities, for a variety of reasons, such as to secure gains, limit losses, or reposition assets to more promising opportunities.	currencies. The Fund may invest in securities of issuers with any market capitalization.

Principal Risk Factors	Principal Risk Factors

The Fund is subject to the following principal investment risks. Shares of the Fund will rise and fall in value, and there is a risk that you could lose money by investing the Fund. The Fund cannot be certain that it will achieve its investment objective.	The Fund will be subject to the following principal investment risks. Shares of the Fund will rise and fall in value, and there is a risk that you could lose money by investing the Fund. The Fund cannot be certain that it will achieve its investment objective.

Other principal investment risks are market risk, real estate industry risk, real estate investment trust (REIT) risk, issuer risk, volatility risk, interest rate risk and investment adviser risk. These other principal risks are described in greater detail in the Fund’s most recent prospectus.	Other principal investment risks will be market risk, issuer risk, volatility risk, non-diversified risk, natural resources industry risk, precious metal related securities risk, foreign securities risk, emerging markets risk, small and mid cap risk, real estate investment trust (REIT) risk and investment adviser risk.

Unlike the Thrivent Real Estate Securities Fund, the Thrivent Global Assets Fund will not be subject to real estate industry risk and interest rate risk and will be subject to non-diversified risk, natural resources industry risk, precious metal related securities risk, foreign securities risk, emerging markets risk and small and mid cap risk, which are described in more detail below.

Non-Diversified Risk. The Fund is not “diversified” within the meaning of the 1940 Act. That means the Fund may invest more than 5% of its assets in the securities of any single issuer and may hold more than 10% of the securities of any single issuer. A non-diversified fund is generally more susceptible than a diversified portfolio to the risk that events or developments affecting a particular issuer will significantly affect the Fund’s performance.

Natural Resources Industry Risk. As a sector fund that invests primarily in the natural resource sector, the Fund is subject to the risks associated with natural resource investments in addition to the general risk of the stock market. The Fund therefore is more vulnerable to price movements of natural resources and factors that particularly affect the oil, gas, mining, energy, chemicals, paper, steel or agricultural sectors than a more broadly diversified fund. Because the Fund invests primarily in companies with natural resource assets, there is the risk that the Fund will perform poorly during a downturn in natural resource prices.

Precious Metal Related Securities Risk. Prices of precious metals and of precious metal related securities historically have been very volatile. The high volatility of precious metal prices may adversely affect the financial condition of companies involved with precious metals. The production and sale of precious metals by governments or central banks or other larger holders can be affected by various economic, financial, social and political factors, which may be unpredictable and may have a significant impact on the prices of precious metals. Other factors that may affect the prices of precious metals and securities related to them include changes in inflation, the outlook for inflation, and changes in industrial and commercial demand for precious metals.

Foreign Securities Risk. To the extent the Fund allocates assets directly or indirectly to foreign securities, it is subject to various risks associated with such securities. Foreign securities are generally more volatile than their domestic counterparts, in part because of higher political and economic risks, lack of reliable information and fluctuations in currency exchange rates. Foreign securities also may be more difficult to resell than comparable U.S. securities because the markets for foreign securities are often less liquid. Even when a foreign security increases in price in its local currency, the appreciation may be diluted by adverse changes in exchange rates when the security’s value is converted to U.S. dollars. Foreign withholding taxes also may apply and errors and delays may occur in the settlement process for foreign securities.

Emerging Markets Risk. The economic and political structures of developing nations, in most cases, do not compare favorably with the U.S. or other developed countries in terms of wealth and stability, and their financial markets often lack liquidity. Fund performance will likely be negatively affected by portfolio exposure to nations in the midst of, among other things, hyperinflation, currency devaluation, trade disagreements, sudden political upheaval or interventionist government policies. Significant buying or selling actions by a few major investors may also heighten the volatility of emerging markets. These factors make investing in emerging market countries significantly riskier than in other countries and events in any one country could cause the Fund’s share price to decline.

Small and Mid Cap Risk. Small- and medium-sized companies often have greater price volatility, lower trading volumes, and less liquidity than larger, more established companies. These companies tend to have smaller revenues, narrower product lines, less management depth and experience, smaller shares of their product or service markets, fewer financial resources, and less competitive strength than larger companies. In addition, small-cap companies seldom pay significant dividends that could cushion returns in a falling market.

Portfolio Manager	Portfolio Managers

Reginald L. Pfeifer, CFA has served as portfolio manager of the Fund since its inception in 2005. Mr. Pfeifer has been with Thrivent since 1990 and has served as a portfolio manager since 2003. Previously, he was the Head of Mortgages and Real Estate from 2002 to 2003 and the Head of Fixed Income from 1998 to 2002.	David C. Francis, CFA and Darren M. Bagwell, CFA have served as portfolio co-managers of the Fund since 2011. Mr. Francis is Vice president of Investment Equities and has been with Thrivent since 2001. Mr. Bagwell has been with Thrivent since 2002 in an investment management capacity and currently is the firm’s Director of Equity Research.

Dividends	Dividends

Declared and paid quarterly	Declared and paid annually

PROPOSAL 1

PROPOSAL TO CHANGE THE FUND’S CLASSIFICATION AND RELATED FUNDAMENTAL INVESTMENT

RESTRICTION TO MAKE THE FUND A NON-DIVERSIFIED INVESTMENT COMPANY

Background

The Fund is currently classified as a diversified investment company within the meaning of the Act and has a fundamental investment restriction embodying the characteristics of this type of fund. Under the Act, at least 75% of the investment portfolio of a “diversified company” must be comprised of cash and cash items, U.S. Government securities, securities of other registered investment companies, and other securities limited in respect of any one issuer to 5% of the company’s total assets and which represent no more than 10% of the voting securities of any one issuer. There are no such restrictions to the remaining 25% of the portfolio. Thrivent Asset Mgt. has proposed a change in the Fund’s diversification classification and an amendment to the Fund’s fundamental investment restriction that would change the Fund from a “diversified company” to a “non-diversified” investment company under the Act. If the Fund changes to a “non-diversified” fund, the Fund will not be limited by the Act in the proportion of its assets that may be invested in the obligations of a single issuer. The Fund, however, intends to comply with the diversification requirements imposed by the U.S. Internal Revenue Code of 1986 for qualification as a regulated investment company, under which the minimum percentage of the portfolio that must be “diversified” is 50% rather than 75%, so long as no single investment exceeds 25% of total assets. If shareholders approve this proposal, then, as a non-diversified investment company, the Fund may invest a greater proportion of its assets in the obligations of a smaller number of issuers.

The Fund’s current diversification policy is the following:

None of the [series of the Trust] will, with respect to 75% of its total assets, purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements fully collateralized by U.S. Government securities, and other investment companies) if (a) such purchase would, at the time, cause more than 5% of the Fund’s total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Fund. This restriction does not apply to the Thrivent Asset Allocation Funds, which are “non-diversified” within the meaning of the Act.

Thrivent Asset Mgt. proposes, subject to shareholder approval, replacing this policy with the following:

None of the [series of the Trust] will, with respect to 75% of its total assets, purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements fully collateralized by U.S. Government securities, and other investment companies) if (a) such purchase would, at the time, cause more than 5% of the Fund’s total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Fund. This restriction does not apply to the Thrivent Asset Allocation Funds and Thrivent Global Assets Fund, which are “non-diversified” within the meaning of the Act.

Reasons for the Proposal

Management believes that changing to a non-diversified status will provide valuable flexibility and opportunities and ultimately enhance the Fund’s ability to improve total return for shareholders. It will also give the Fund’s adviser greater flexibility to achieve the new principal investment strategies outlined above. Management believes that the Fund should be a substantial and long-term owner of high caliber companies when their securities are reasonably priced. Because such opportunities are rare, if available, the adviser should have the flexibility to buy a large enough position to provide a significant impact on relative performance. The Fund’s current status as a “diversified” investment company restricts the Fund’s ability to do this.

Principal Risk Associated with Non-Diversification

This proposal would permit the Fund to concentrate a larger percentage of its total assets (i.e., greater than 5% in any one issuer with respect to 50% of the Fund’s assets) in common stocks and other instruments issued by a single or just a relatively few companies. Consequently, the overall volatility of the Fund’s net asset value as well as the market price for its shares may be greater than that of a comparable “diversified” investment company that has diversified its assets more broadly. For example, the Fund could be more susceptible to the adverse effects of single corporate, economic, political or regulatory occurrences due to higher concentrations of the Fund’s assets in a single issuer.

Vote Required

The Board of Trustees has determined that approval of this proposal will require the favorable vote of a majority of the outstanding shares of the Fund, as defined in the Act, which means the lesser of the vote of (a) 67% of the shares of the Fund present at a meeting where more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund. Shares of the Fund currently are held in two classes (Class A and Institutional Class). For purposes of each vote, all shares of the Fund will vote together as one class. An abstention has the same effect as a vote cast against a proposal.

The Board of Trustees unanimously recommends that shareholders vote “FOR” this proposal. If the Fund’s shareholders do not approve this proposal, the Fund will remain a diversified investment company.

PROPOSAL 2

PROPOSAL TO CHANGE THE FUND’S INDUSTRY CONCENTRATION POLICY AND RELATED FUNDAMENTAL INVESTMENT RESTRICTION TO ALLOW THE FUND TO CONCENTRATE ITS ASSETS IN ISSUERS IN THE NATURAL RESOURCES GROUP OF INDUSTRIES

Background

Currently, the Fund is prohibited from purchasing any security if as a result 25% or more of the Fund’s total assets would be invested in the securities of one or more issuers conducting their principal business activities in the same industry. This is a fundamental policy of the Fund and can be modified only with shareholder approval. Thrivent Asset Mgt. seeks shareholder approval for an exception to the 25% limitation for investments in companies in the natural resources group of industries.

The Fund’s current industry concentration policy is the following:

None of the [series of the Trust] will purchase a security if, after giving effect to the purchase, more than 25% of its total assets would be invested in the securities of one or more issuers conducting their principal business activities in the same industry, except that this restriction does not apply to Government Securities (as such term is defined in the Act). This restriction does not apply to the Thrivent Asset Allocation Funds, which primarily invest in other [series] of the Trust that could be considered to be in the same industry. In addition, with respect to the Thrivent Money Market Fund, this restriction does not apply to instruments issued by domestic banks.

Thrivent Asset Mgt. proposes, subject to shareholder approval, replacing this policy with the following:

None of the [series of the Trust] will purchase a security if, after giving effect to the purchase, 25% or more of its total assets would be invested in the securities of one or more issuers conducting their principal business activities in the same industry, except that this restriction does not apply to Government Securities (as such term is defined in the Act). This restriction also does not apply to the Thrivent Asset Allocation Funds, which primarily invest in other [series] of the Trust that could be considered to be in the same industry, and the Thrivent Global Assets Fund, which invests, under normal circumstances, 25% or more of its total assets in the securities of issuers in the natural resources group of industries. In addition, with respect to the Thrivent Money Market Fund, this restriction does not apply to instruments issued by domestic banks.

Reasons for the Proposal

The proposal is based, in part, on Thrivent Asset Mgt.’s analysis that the natural resources market is itself very concentrated in certain industries. For example, as of April 6, 2011, over 30% of the S&P North American Natural Resources Sector Index, the likely benchmark of the Thrivent Global Assets Fund, was comprised of securities of issuers in the “Integrated Oil & Gas” industry classification of the Global Industry Classification Standards (GICS) published by Standard & Poor’s. This level of concentration illustrates the high degree to which potential investment opportunities exist within a given industry within the natural resources group of industries. The current 25% industry limitation may prevent the Fund’s adviser from taking full advantage of these potential opportunities, creating possible limits on the Fund’s ability to seek to maximize returns for shareholders.

The proposed fundamental investment policy restriction outlined above is similar to the investment restriction applicable to other Thrivent-sponsored sector funds. In each of these other sector funds, the industry concentration restriction does not apply to the industries in the particular sector in which the sector fund operates. Thus, Thrivent Partner Natural Resources Portfolio is subject to a 25% industry limitation for all industries other than the natural resources group of industries. Similarly, Thrivent Partner Utilities Portfolio is subject to a 25% industry limitation for all industries other than the utilities group of industries. In addition, Thrivent Partner Healthcare Portfolio is subject to a 25% industry limitation for all industries other than the healthcare group of industries.

Thus, Thrivent Asset Mgt. believes that failure to carve out the natural resources group of industries from the current 25% industry concentration restriction may limit the Fund’s ability to take full advantage of natural resources investment opportunities and could potentially interfere with the efficient management of the Fund in accordance with the Other Changes (described above on pages 2 through 4 of this proxy statement) to the potential detriment of shareholders.

Thrivent Asset Mgt. believes that approval of the proposal will enhance the Fund’s ability to pursue its investment objective to the benefit of shareholders and is consistent with how other natural resources sector funds, and other sector funds, in general, are managed.

Principal Risk Associated with Natural Resource Industry Concentration

This proposal would permit the Fund to concentrate a larger percentage of its total assets (i.e., 25% or greater) in the securities of issuers in the natural resources group of industries. Consequently, the Fund would be more vulnerable to price movements of natural resources and factors that particularly affect the oil, gas, mining, energy, chemicals, paper, steel or agricultural sectors than a fund with exposure to a broader number of industries.

Vote Required

The Board of Trustees has determined that approval of this proposal will require the favorable vote of a majority of the outstanding shares of the Fund, as defined in the Act, which means the lesser of the vote of (a) 67% of the shares of the Fund present at a meeting where more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund. Shares of the Fund currently are held in two classes (Class A and Institutional Class). For purposes of each vote, all shares of the Fund will vote together as one class. An abstention has the same effect as a vote cast against a proposal.

The Board of Trustees unanimously recommends that shareholders vote “FOR” this proposal. If the Fund’s shareholders do not approve this proposal, the Fund’s current industry concentration policy will remain in effect.

ADDITIONAL INFORMATION ABOUT THE FUND

As of June 30, 2011, all Trustees and officers as a group owned less than 1% of the outstanding shares of the Fund. As of that date, the following persons were known by Thrivent Asset Mgt. to be the beneficial owners of 5% or more of any class of shares of the Fund:

Name and Address of Beneficial Owner	Class of Shares Owned	Number of Shares Owned	Percent of Class
Thrivent Aggressive Allocation Fund	Institutional		%

Thrivent Moderately Aggressive Allocation Fund	Institutional		%

Thrivent Moderate Allocation Fund	Institutional		%

Thrivent Moderately Conservative Allocation Fund	Institutional		%

INVESTMENT ADVISER, ADMINISTRATOR, AND PRINCIPAL UNDERWRITER

Thrivent Asset Management, LLC, 625 Fourth Avenue South, Minneapolis, Minnesota 55415, is the investment adviser and administrator for the Fund. Thrivent Investment Management, Inc., 625 Fourth Avenue South, Minneapolis, Minnesota 55415 is the principal underwriter for the Fund.

No Annual Meetings of Shareholders

There will be no annual or further special meetings of shareholders of the Trust unless required by applicable law or called by the Board of Trustees in its discretion. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Trust, 625 Fourth Avenue South, Minneapolis, Minnesota 55415. Shareholder proposals should be received in a reasonable time before the solicitation is made.

Whether or not you plan to attend this special meeting, please fill in, date and sign the proxy card and return it promptly in the enclosed envelope. No postage is necessary if the proxy card is mailed within the United States. Alternatively, you may vote by telephone or the Internet by using the telephone number or website address on the enclosed proxy card.

We’re Listening To You!

In response to concerns regarding multiple mailings, we send one copy of a shareholder report, proxy statement or prospectus for Thrivent Mutual Funds to each household. This consolidation helps reduce printing and postage costs, thereby saving money. If you wish to receive an additional copy of this report, call us toll-free at 800-847-4836, or you can enroll in eDelivery today at Thrivent.com and receive your annual and semiannual reports and prospectus electronically.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 625 Fourth Avenue South Minneapolis, MN 55415 on September 9, 2011

Please detach at perforation before mailing.

PROXY CARD	THRIVENT REAL ESTATE SECURITIES FUND a series of THRIVENT MUTUAL FUNDS 625 Fourth Avenue South Minneapolis, Minnesota 55415	PROXY CARD

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 9, 2011

The undersigned hereby appoints Russell W. Swansen, David S. Royal, John L. Sullivan and Rebecca A. Paulzine, or any of them, true and lawful proxies, with power of substitution, to represent and vote all shares that the undersigned is entitled to vote at the Special Meeting of Shareholders of Thrivent Real Estate Securities Fund to be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota 55415 on September 9, 2011 at 9:30 a.m. Central Time, and any adjournments thereof, on the matters set forth and described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. Receipt of the Notice of Special Meeting of Shareholders and of the Proxy Statement is hereby acknowledged.

Discretionary authority is hereby conferred as to all other matters as may properly come before the meeting.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

NOTE: Please sign exactly as your name appears hereon. If shares are held jointly, either holder may sign. Corporate proxies should be signed by an authorized officer.

Signature

Signature of joint owner, if any

Date	TRE_22650_051611

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Thrivent Real Estate Securities Fund Shareholder Meeting to Be Held on September 9, 2011.

The Proxy Statement and Proxy Card for this meeting are available at: www.proxy-direct.com/thr22650

Please detach at perforation before mailing.

This proxy card is solicited on behalf of the Board of Trustees of Thrivent Mutual Funds. You must mark the box “ABSTAIN” if you wish to abstain. Abstentions have the same effect as votes cast “AGAINST” a proposal. When this voting instruction form is properly executed, the shares represented hereby will be voted in accordance with the choices made on this card. If no choice is indicated on this proxy card, the voting instructions will be deemed to be affirmative on these matters. THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ¢

		FOR	AGAINST	ABSTAIN
1.	To approve changing the Funds’ classification and related fundamental investment restriction to make the Fund a non-diversified investment company.	☐	☐	☐

2.

To approve changing the Funds’ industry concentration policy and related fundamental investment restriction to allow the Fund to concentrate its assets in issuers in the natural resources group of industries.

		☐	☐	☐

EVERY SHAREHOLDER’S VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY!

TPI_22650_051611

THRIVENT REAL ESTATE SECURITIES FUND

a series of

THRIVENT MUTUAL FUNDS

625 Fourth Avenue South

Minneapolis, Minnesota 55415

July     , 2011

Dear Shareholder:

As a shareholder of Thrivent Real Estate Securities Fund (the “Fund”), a series of Thrivent Mutual Funds (the “Trust”), you are invited to vote on a proposed change in the Fund’s status from a diversified fund to a non-diversified fund and industry concentration policy. These proposals will be voted on at a special meeting of shareholders to be held on September 9, 2011. Before the special meeting, I would like to ask for your vote on these important proposals affecting the Fund, as described in the accompanying proxy statement.

If shareholders approve these proposals, the name of the Fund will be changed to “Thrivent Global Assets Fund.” The Fund will also become a non-diversified fund and will be able to concentrate its investments in securities of issuers in the natural resources group of industries.

The changes in the Fund’s diversified status and industry concentration policy upon which you are being asked to vote is part of a larger group of changes to the Fund. As described in the accompanying proxy statement, the Fund’s investment adviser, Thrivent Asset Management, LLC (“Thrivent Asset Mgt.”), anticipates changing, among others, the Fund’s investment objective, principal investment strategies, principal risk factors, portfolio managers and dividend policy. Although you are not asked to vote on these other changes, they are described in the proxy statement so that you can place the proposed changes upon which you are asked to vote into context. These other changes will not be implemented unless shareholders approve the proposed changes to the Fund’s diversification status and industry concentration policy.

Thrivent Asset Mgt.’s reasons for recommending, with the Board of Trustees’ approval, these proposed changes are described in detail in the accompanying proxy statement. Thrivent Asset Mgt. believes that changing the Fund’s diversification status and industry concentration policy will provide valuable flexibility and opportunities and ultimately enhance the Fund’s ability to improve total return for shareholders. These changes will also give Thrivent Asset Mgt. greater flexibility to achieve the new principal investment strategies described in the proxy statement. For these and the other reasons described in the proxy statement, the Board of Trustees unanimously recommends that you vote “FOR” the proposals, which are presented in the proxy statement, to change the diversified status and industry concentration policy of Thrivent Real Estate Securities Fund.

In considering your vote, please note that the Fund’s investment advisory fee and other service provider fees, voluntary fee waivers, 12b-1 and shareholder service fees, and front-end and deferred sales charges all will remain unchanged if the proposals are approved and implemented. In addition, your rights as a shareholder of the Fund will not change, including your right to exchange shares of the Fund for shares of other funds of the Trust as described in the Fund’s current prospectuses.

Your vote is extremely important. You can either attend the special meeting of shareholders or you can vote quickly and easily by toll-free telephone call, by internet or by mail by following the instructions that appear on your proxy card. If you have any questions about the proxy card, please call Computershare, the company retained by Thrivent Asset Mgt. to coordinate proxy solicitation and voting, at 1-800-337-3503.

NOTE: You may receive more than one proxy package if you hold shares in more than one account. You must return separate proxy cards for separate holdings. Please read the entire proxy statement carefully before you vote.

If shareholders approve these proposals and you wish to invest in a fund with a real estate focus, please see your financial representative.

Thank you for taking this matter seriously and participating in this important process.

Sincerely,

Russell W. Swansen
President